EXHIBIT 10.2


                          P R O M I S S O R Y   N O T E
                          -----------------------------




To:  Lindlay Equity Fund                              Principal Sum:  US$100,000
     (the "Creditor")                                 Expiry: September 15, 2001


FOR VALUE RECEIVED, Second Stage Ventures, Inc. (the "Debtor") does hereby promise to pay to, or to the order of, the Creditor, the principal sum of US $100,000.00 together with interest calculated thereon on or before September 15, 2001. Interest will begin accruing from and including the effective date of this Promissory Note and will be calculated for each month in respect of the principal sum outstanding as at the end of that month. The applicable interest rate for the purposes of this Promissory Note will be 12%. If the interest for a given month is not paid by the Debtor within 10 days of the end of the month, it will be added to and form part of the principal sum.

The Debtor hereby waives presentment, protest, notice of protest and notice of dishonour.

This note is not assignable.

Payments made or notices given by a party hereto must be given to the other party at its address appearing above (or such other address as that party may have provided in writing).

Dated effective as of the 15th day of September, 2000.


THE CORPORATE SEAL of Second Stage              )
Ventures, Inc. was hereunto affixed in the      )
presence of:                                    )
                                                )
                                                )          c/s
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Authorized Signatory                            )
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                                                )
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Authorized Signatory                            )